Exhibit 10.5N
AMENDMENT NUMBER 11
TO
LICENSE AND DISTRIBUTION AGREEMENT
     This Amendment Number 11 to License and Distribution Agreement (the “Amendment”) is entered into as of April ___, 2006 (the “Effective Date”) by and between Altiris, Inc., a Delaware corporation, having its principal place of business at 588 W. 400 South, Lindon, Utah 84042 (“Altiris”), and Hewlett-Packard Company, a Delaware corporation, having its principal place of business at 3000 Hanover Street, Palo Alto, California 94304 (“HP”) (individually, the “Party;” collectively, the “Parties”).
RECITALS
     WHEREAS, Altiris has developed certain software for protecting and restoring data on computers;
     WHEREAS, HP desires to license and distribute such software on certain HP hardware;
     WHEREAS, the Parties have previously entered into a Software License and Distribution Agreement dated November 12, 1999, as amended (the “Agreement”), that grants HP license and distribution rights to certain Altiris software products and services; and
     WHEREAS, the Parties desire to amend the Agreement to extend the period for the license and distribution of the Altiris Local Recovery software product with certain HP hardware.
     NOW, THEREFORE, in consideration of the above recitals, the mutual undertakings of the Parties as contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
I. DEFINITIONS
     All capitalized terms which are not defined in this Amendment shall have the meaning as set forth in the Agreement.
II. MODIFICATIONS. The Agreement is amended and supplemented as follows:
1.	Section 1.22 of the Agreement is deleted in its entirety and replaced by the following new definition:

“1.22 HP Hardware. “HP Hardware” shall mean the following models of HP commercial computers: [*].”

2.	Section 3.21 of the Agreement is deleted in its entirety and replaced by the following new subsections:

[*] These provisions are the subject of a Confidential Treatment Request

“3.21 Term. Unless sooner terminated or allowed to expire as hereinafter provided, the Local Recovery Licenses and Trademark License are granted to HP for an initial period beginning on May 1, 2004 and ending on July 31, 2006 (“Initial Period”).
3.21.1	Local Recovery Licenses. After the initial period, the distribution period shall automatically extend for an additional one year period, unless either Party terminates this additional period by providing ninety (90) days written notice prior to the start of this additional period (the Initial Period and additional periods are hereinafter referred to as the “Distribution Period”).

3.21.2	HP Mark. After the Initial Period, Altiris’ right to place the HP Mark on the Local Recovery Products as set forth in Section 3.20 shall automatically extend for an additional one year period, unless one of the Parties provides written notice to the other Party at least ninety (90) days prior to the end of the Initial Period that it will not extend the term for an additional year.”
III. CONFLICTS
     All other terms not expressly amended herein shall remain in full force and effect as set forth in the Agreement. Should a conflict arise between this Amendment and the Agreement, as amended, the provisions of this Amendment shall control.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, all as of the date first written above.

Altiris, Inc.		Hewlett-Packard Company

Signature	/s/ Stephen C. Erickson	Signature	/s/ Tad Bodeman on behalf of

Print Name Stephen C. Erickson		Print Name Jeff Groudan

Title VP & CFO		Title V.P. Marketing, Business PC

Date 5/11/06		Date April 24, 2006